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EXHIBIT 10.66

                   SECOND LIEN PLEDGE AND SECURITY AGREEMENT

                                 August 24, 2007

                                     between

                        EACH OF THE GRANTORS PARTY HERETO

                                       and

                           SILVER POINT FINANCE, LLC,

                              as the Secured Party


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                                TABLE OF CONTENTS

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                                                                                         ----
Section 1    DEFINITIONS...............................................................   2
        1.1  General Definitions.......................................................   2
        1.2  Definitions; Interpretation...............................................   7

Section 2    GRANT OF SECURITY.........................................................   8
        2.1  Grant of Security.........................................................   8
        2.2  Certain Limited Exclusions................................................   9
        2.3  Lien Subordination..........................Error! Bookmark not defined.

Section 3    SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE..........................   9
        3.1  Security for Obligations..................................................   9
        3.2  Continuing Liability Under Collateral.....................................   9

Section 4    REPRESENTATIONS AND WARRANTIES AND COVENANTS..............................  10
        4.1  Generally.................................................................  10
        4.2  Investment Related Property; Investment Related Property Generally........  12
        4.3  Pledged Equity Interests..................................................  15
        4.4  Investment Accounts.......................................................  16
        4.5  Letter of Credit Rights...................................................  17
        4.6  Commercial Tort Claims....................................................  17

Section 5    ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS...  18
        5.1  Access; Right of Inspection...............................................  18
        5.2  Further Assurances........................................................  18
        5.3  Additional Grantors.......................................................  19

Section 6    SECURED PARTY APPOINTED ATTORNEY-IN-FACT..................................  19
        6.1  Power of Attorney.........................................................  19
        6.2  No Duty on the Part of Secured Party or Lender Parties....................  20

Section 7    REMEDIES..................................................................  21
        7.1  Generally.................................................................  21
        7.2  Application of Proceeds...................................................  22
        7.3  Sales on Credit...........................................................  23
        7.4  Deposit Accounts..........................................................  23
        7.5  Investment Related Property...............................................  23
        7.6  Intellectual Property.....................................................  23
        7.7  Cash Proceeds.............................................................  25

Section 8    AGENT.....................................................................  26

Section 9    CONTINUING SECURITY INTEREST; TRANSFER OF LOANS...........................  26
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
Section 10   STANDARD OF CARE; SECURED PARTY MAY PERFORM...............................  27

Section 11   MISCELLANEOUS.............................................................  27
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SCHEDULES:   4.1 -- General Information
             4.3 -- Investment Related Property
             4.5 -- Description of Letters of Credit
             4.6 -- Commercial Tort Claims

EXHIBITS:    A -- Pledge Supplement
             B -- Deposit Account Control Agreement


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                    SECOND LIEN PLEDGE AND SECURITY AGREEMENT

     This SECOND LIEN PLEDGE AND SECURITY AGREEMENT, dated as of August 24, 2007 (this "Agreement"), between EACH OF THE UNDERSIGNED, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a "Grantor"), and SILVER POINT FINANCE, LLC, as collateral agent for the Lender Parties (as herein defined) (in such capacity, the "Secured Party").

                                    RECITALS:

     WHEREAS, reference is made to (x) that certain Second Lien Credit Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Pacific Energy Alaska Operating LLC, a limited liability company organized under the laws of the state of Delaware ("Alaska Operating"), Pacific Energy Alaska Holdings, LLC, a limited liability company organized under the laws of the state of Delaware ("Alaska Holdings") certain Subsidiaries of Holdings, the lenders party thereto from time to time (the "Lenders"), Silver Point Finance, LLC, as Administrative Agent, Collateral Agent, Sole Lead Arranger and Sole Bookrunner, Syndication Agent, and Secured Party and J. Aron & Company, as documentation agent and (y) that certain Second Lien Guaranty dated as of August 24, 2007, (as maybe amended, modified or supplemented from time to time) by and among Pacific Energy Resources Ltd., Petrocal Acquisition Corp. and San Pedro Bay Pipeline Company, as Guarantors, other guarantors party thereto from time to time and Silver Point Finance, LLC, as Administrative Agent;

     WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Hedging Agreements with one or more counterparties;

     WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and counterparties to Hedging Agreements as set forth in the Credit Agreement and the Hedging Agreements, respectively, each Grantor has agreed to secure such Grantor's obligations under the Loan Documents and the Hedging Agreements as set forth herein;

     WHEREAS, certain of the Grantors have also entered into (a) that certain Credit and Guaranty Agreement, dated as of November 30, 2006, as amended on May 24, 2007 (as may be further amended, supplemented or otherwise modified from time to time, the "First Lien Credit Agreement"), by and among Pacific Energy Resources Ltd. (the "Company"), certain subsidiaries of the Company, the lenders party thereto from time to time, J. Aron & Company, as lead arranger and syndication agent, administrative agent and Collateral Agent (together with its permitted successors and assigns, in such capacity, the "First Lien Collateral Agent") and (b) that certain First Lien Pledge and Security Agreement, dated as of November 30, 2006 (as may be amended, supplemented or otherwise modified from time to time, the "First Lien Security Agreement"), by and between each of the Grantors and the First Lien Collateral Agent, pursuant to which each Grantor has granted a first priority Lien to the First Lien Collateral Agent for the benefit of the holders of First Lien Obligations (as defined in the Intercreditor Agreement referred to below) on the Collateral to secure such Grantor's obligations under the Transaction Documents (as defined in the First Lien Credit Agreement); and


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     WHEREAS, in order to set forth their respective rights and remedies with respect to the Collateral, Company, the First Lien Collateral Agent and the Collateral Agent have entered into an Intercreditor Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the "Intercreditor Agreement").

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Secured Party agree as follows:


SECTION 1 DEFINITIONS

          1.1 General Definitions. In this Agreement, the following terms shall have the following meanings:

     "Account Debtor" shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

     "Accounts" shall mean all "accounts" as defined in Article 9 of the UCC.

     "Agreement" shall have the meaning set forth in the preamble.

     "Additional Grantors" shall have the meaning assigned in Section 5.3.

     "Assigned Agreements" shall mean all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, including each Material Contract, as each such agreement may be amended, supplemented or otherwise modified from time to time.

     "Cash Proceeds" shall have the meaning assigned in Section 7.7.

     "Chattel Paper" shall mean all "chattel paper" as defined in Article 9 of the UCC, including "electronic chattel paper" or "tangible chattel paper", as each term is defined in Article 9 of the UCC.

     "Collateral" shall have the meaning assigned in Section 2.1.

     "Collateral Records" shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

     "Collateral Support" shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.


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     "Commercial Tort Claims" shall mean all "commercial tort claims" as defined in Article 9 of the UCC, including all commercial tort claims listed on Schedule
4.6 (as such schedule may be amended or supplemented from time to time).

     "Commodities Accounts" shall mean all "commodity accounts" as defined in
Article 9 of the UCC.

     "Copyright Licenses" shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder).

     "Copyrights" shall mean all United States and foreign copyrights, all mask works fixed in semi-conductor chip products (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications therefor, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past, present and future infringements of any of the foregoing, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

     "Credit Agreement" shall have the meaning set forth in the recitals.

     "Deposit Accounts" (i) shall mean all "deposit accounts" as defined in
Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.3 under the heading "Deposit Accounts" (as such schedule may be amended or supplemented from time to time).

     "Documents" shall mean all "documents" as defined in Article 9 of the UCC.

     "Equipment" shall mean: (i) all "equipment" as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

     "First Lien Collateral Agent" shall have the meaning set forth in the recitals.

     "First Lien Credit Agreement" shall have the meaning set forth in the recitals.

     "First Lien Security Agreement" shall have the meaning set forth in the recitals.

     "General Intangibles" (i) shall mean all "general intangibles" as defined in Article 9 of the UCC, including "payment intangibles" also as defined in
Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).


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     "Goods" (i) shall mean all "goods" as defined in Article 9 of the UCC and
(ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

     "Grantors" shall have the meaning set forth in the preamble.

     "Instruments" shall mean all "instruments" as defined in Article 9 of the UCC.

     "Insurance" shall mean: (i) all insurance policies covering any or all of the Collateral (regardless of whether the Secured Party is the loss payee thereof) and (ii) any key man life insurance policies.

     "Intellectual Property" shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

     "Intercreditor Agreement" shall have the meaning set forth in the recitals.

     "Inventory" shall mean: (i) all "inventory" as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor's business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

     "Investment Accounts" shall mean the Securities Accounts, Commodities Accounts and Deposit Accounts.

     "Investment Related Property" shall mean: (i) all "investment property" (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, the Investment Accounts, and certificates of deposit.

     "Lender" shall have the meaning set forth in the recitals.

     "Lender Parties" means the Lenders and the counterparties to Hedging Agreements and shall include, without limitation, all former Lenders and counterparties to Hedging Agreements to the extent that any Obligations owing to such Persons were incurred while such Persons were Lenders or Lender Counterparties and such Obligations have not been paid or satisfied in full.

     "Letter of Credit Right" shall mean "letter-of-credit right" as defined in
Article 9 of the UCC.

     "Money" shall mean "money" as defined in the UCC.


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     "Patent Licenses" shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder).

     "Patents" shall mean all United States and foreign patents and applications for letters patent throughout the world, all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit and the right to sue for past, present and future infringements of any of the foregoing.

     "Payment Intangible" shall have the meaning specified in Article 9 of the UCC.

     "Pledge Supplement" shall mean any supplement to this agreement in substantially the form of Exhibit A.

     "Pledged Debt" shall mean all Indebtedness owed to each Grantor issued by the obligors named thereunder, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

     "Pledged Equity Interests" shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

     "Pledged LLC Interests" shall mean all interests in any limited liability company, including all limited liability company interests listed on Schedule
4.3 under the heading "Pledged LLC Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

     "Pledged Partnership Interests" shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership, including all partnership interests listed on Schedule 4.3 under the heading "Pledged Partnership Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

     "Pledged Stock" shall mean all shares of capital stock owned by such Grantor, including all shares of capital stock described on Schedule 4.3 under the heading "Pledged Stock" (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all


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dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

     "Pledged Trust Interests" shall mean all interests in a Delaware statutory trust or other trust, including all trust interests listed on Schedule 4.3 under the heading "Pledged Trust Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

     "Proceeds" shall mean: (i) all "proceeds" as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

     "Receivables" shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor's rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

     "Receivables Records" shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise,
(iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or Lender Parties, and certificates, acknowledgments, or other writings, including lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

     "Record" shall have the meaning specified in Article 9 of the UCC.

     "Second Lien Guaranty" shall have the meaning set forth in the recitals.

     "Secured Obligations" shall have the meaning assigned in Section 3.1.

     "Secured Party" shall have the meaning set forth in the preamble.


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     "Securities" shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "Securities Accounts" shall mean all "securities accounts" as defined in
Article 8 of the UCC.

     "Supporting Obligation" shall mean all "supporting obligations" as defined in Article 9 of the UCC.

     "Trade Secret Licenses" shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder).

     "Trade Secrets" shall mean all trade secrets and all other confidential or proprietary information and know-how now or hereafter owned or used in, or contemplated at any time for use in, the business of such Grantor (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, the right to sue for past, present and future infringement of any Trade Secret, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

     "Trademark Licenses" shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder).

     "Trademarks" shall mean all United States, state and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing, all extensions or renewals of any of the foregoing, all of the goodwill of the business connected with the use of and symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

     "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

     "United States" shall mean the United States of America.

          1.2 Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. References to


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     "Sections," "Exhibits" and "Schedules" shall be to Sections, Exhibits and
Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2 GRANT OF SECURITY

          2.1 Grant of Security. Each Grantor hereby grants to the Secured Party a security interest and continuing lien on all of such Grantor's right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the "Collateral"):

               (a) Accounts;

               (b) Chattel Paper;

               (c) Documents;

               (d) General Intangibles;

               (e) Goods;

               (f) Instruments;

               (g) Insurance;

               (h) Intellectual Property;

               (i) Investment Related Property;

               (j) Letter of Credit Rights;

               (k) Money;

               (l) Receivables and Receivable Records;


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               (m) Commercial Tort Claims;

               (n) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

               (o) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

          2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2.1 hereof attach to any lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in
(i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided however that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such Lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or
(ii) above. It is the intention of Grantors (other than Company) and Secured Party that this Agreement not constitute a fraudulent transfer or fraudulent conveyance under any state or federal law that may be applied hereto. Each Grantor (other than Company) and, by its acceptance hereof, Secured Party hereby acknowledges and agrees that, notwithstanding any other provision of this
Agreement: (a) the indebtedness secured hereby shall be limited to the maximum amount of indebtedness that can be incurred or secured by such Grantor without rendering this Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state or federal law, and (b) the Collateral pledged by such Grantor hereunder shall be limited to the maximum amount of Collateral that can be pledged by such Grantor without rendering this Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state or federal law.

SECTION 3 SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE

          3.1 Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) (and any successor provision thereof)), of all Guaranteed Obligations (as defined in the Second Lien Guaranty) with respect to every Grantor (the "Secured Obligations").

          3.2 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral


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and nothing contained herein is intended or shall be a delegation of duties to the Secured Party or any Lender Party and (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Secured Party nor any Lender Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Secured Party nor any Lender Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4 REPRESENTATIONS AND WARRANTIES AND COVENANTS

          4.1 Generally.

               (a) Representations and Warranties. Each Grantor hereby represents and warrants that:

                    (i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons other than Liens permitted under Section 6.02 of the Credit Agreement;

                    (ii) it has indicated on Schedule 4.1 (A) (as such schedule may be amended or supplemented from time to time): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number and (z) the jurisdiction where the chief executive office or its sole place of business is (or the principal residence if such Grantor is a natural person), and for the one-year period preceding the date hereof has been, located.

                    (iii) the full legal name of such Grantor is as set forth on
     Schedule 4.1(A) and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time);

                    (iv) except as provided on Schedule 4.1(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g, by merger, consolidation, change in corporate form or otherwise) within the past five
     (5) years;

                    (v) it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore or contemporaneously herewith been terminated;

                    (vi) upon the filing of all UCC financing statements naming each Grantor as "debtor" and the Secured Party as "secured party" and describing the Collateral in the filing offices set forth opposite such Grantor's name on Schedule 4.1(D) hereof (as such schedule may be amended or supplemented from time to time) and other filings delivered by each Grantor, upon execution of a control agreement substantively in the form of Exhibit B hereto with respect to any Deposit Account, and upon consent of the issuer with respect to Letter of Credit Rights, the security interests granted to the Secured Party hereunder constitute valid and perfected Liens prior to all other liens (other than the Liens granted pursuant to the First Lien Security Agreement and the First Lien Credit Agreement (in accordance with the provisions of the Intercreditor Agreement), the other Liens permitted pursuant to Section 6.02 of the Credit Agreement which have priority as a matter of law and Liens permitted under Section 6.02 of the Credit Agreement) on all of the Collateral;

                    (vii) all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by the Secured Party of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;

                    (viii) other than the financing statements filed in favor of the Secured Party and the First Lien Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for financing statements for which proper termination statements have been delivered to the Secured Party for filing;

                    (ix) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Secured Party hereunder or (ii) the exercise by Secured Party of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (vii) above and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities;

                    (x) each Receivable (a) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (b) is and will be enforceable in accordance with its terms, (c) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (d) is and will be in compliance with all applicable laws, whether federal, state, local or foreign;

                    (xi) none of the Account Debtors in respect of any Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign; and

                    (xii) no Receivable is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Secured Party.

               (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

                    (i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except for Liens permitted under Section
     6.02 of the Credit Agreement, and such. Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

                    (ii) it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

                    (iii) it shall not take or permit any action which could impair the Secured Party's rights in the Collateral; and

                    (iv) it shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.

          4.2 Investment Related Property; Investment Related Property
Generally.

               (a) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

                    (i) in the event it acquires rights in any Investment Related Property after the date hereof, it shall deliver to the Secured Party a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Secured Party shall attach to all Investment Related Property immediately upon any Grantor's acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement as required hereby;

                    (ii) except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Secured Party (in accordance with the terms of the Intercreditor Agreement) over such Investment Related Property (including delivery thereof to the Secured Party) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Secured Party (in accordance with the terms of the Intercreditor Agreement) and shall be segregated from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Secured Party authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest; and

                    (iii) each Grantor consents to the grant by each other Grantor of a Security Interest in all Investment Related Property to the Secured Party.

               (b) Delivery and Control. Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section on or before the Closing Date and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section immediately upon acquiring rights therein, in each case in form and substance satisfactory to the Secured Party. With respect to any Investment Related Property that is represented by a certificate or that is an "instrument" (other than any Investment Related Property credited to a Securities Account) it shall, subject to the terms of the Intercreditor Agreement, cause such certificate or instrument to be delivered to the Secured Party, indorsed in blank by an "effective indorsement" (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a "certificated security" for purposes of the UCC. With respect to any Investment Related Property that is an "uncertificated security" for purposes of the UCC (other than any "uncertificated securities" credited to a Securities Account), it shall cause the issuer of such uncertificated security to either (i) register the First Lien Collateral Agent or the Secured Party, as applicable, in accordance with the Intercreditor Agreement as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement in form and substance satisfactory to the First Lien Collateral Agent or the Secured Party, as applicable, in accordance with the Intercreditor Agreement, pursuant to which such issuer agrees to comply with the First Lien Collateral Agent or the Secured Party's, as applicable, in accordance with the Intercreditor Agreement instructions with respect to such uncertificated security without further consent by such Grantor.

               (c) Voting and Distributions.

                    (i) So long as no Event of Default shall have occurred and be continuing:

                         (1) except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if the Secured Party shall have notified such Grantor that, in the Secured Party's reasonable judgment, such action would have a Material Adverse Effect on the value of the Investment Related Property or any part thereof; and provided further, such Grantor shall give the Secured Party at least five (5) Business Days prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor's consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this
          Section 4.2(c)(i)(l), and no notice of any such voting or consent need be given to the Secured Party;

                         (2) the Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above; and

                         (3) Upon the occurrence and during the continuation of an Event of Default:

                              (A) upon the written election of Secured Party,
               all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights; and

                              (B) in order to permit the Secured Party to
               exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Secured Party all proxies, dividend payment orders and other instruments as the Secured Party may from time to time reasonably request and (2) each Grantor acknowledges that the Secured Party may utilize the power of attorney set forth in Section 6.


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

          4.3 Pledged Equity Interests.

               (a) Representations and Warranties. Each Grantor hereby represents and warrants that:

                    (i) Schedule 4.3 (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Pledged Stock", "Pledged LLC Interests," "Pledged Partnership Interests" and "Pledged Trust Interests," respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

                    (ii) except as set forth on Schedule 4.3, it has not acquired any equity interests of another entity or substantially all the assets of another entity within the past five (5) years;

                    (iii) it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Liens permitted under Section 6.02 of the Credit Agreement and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

                    (iv) without limiting any other provision hereof, no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or priority status of the security interest of the Secured Party in any Pledged Equity Interests or the exercise by the Secured Party of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof; and

                    (v) none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that are: (a) registered as investment companies, (b) dealt in or traded on securities exchanges or markets or (c) have opted to be treated as securities under the uniform commercial code of any jurisdiction;

               (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

                    (i) without the prior written consent of the First Lien Collateral Agent or the Secured Party, as applicable, in accordance with the Intercreditor Agreement, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of the Secured Party's security


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

     interest, (b) permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (c) other than as permitted under the Credit Agreement, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets,
     (d) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or (e) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (e), such Grantor shall promptly notify the Secured Party in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Secured Party's "control" thereof;

                    (ii) it shall comply with all of its obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its rights with respect to any Investment Related Property;

                    (iii) each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Secured Party and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Secured Party or its nominee, in accordance with the Intercreditor Agreement, following an Event of Default and to the substitution of the Secured Party or its nominee, in accordance with the Intercreditor Agreement, as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto; and

                    (iv) it shall notify the Secured Party of any default under any Pledged Debt that has caused, either in any case or in the aggregate, a Material Adverse Effect.

          4.4 Investment Accounts.

               (a) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

                    (i) With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement substantially in form and substance satisfactory to the Secured Party pursuant to which it shall agree, subject to the Intercreditor Agreement, to comply with the Secured Party's "entitlement orders" without further consent by such Grantor. With respect to any Investment Related Property that is a "Deposit Account," it shall cause the depositary institution maintaining such account to enter into an agreement substantively in the form of Exhibit B hereto (or such other form satisfactory to the Secured Party), pursuant to which the Secured Party, subject to the Intercreditor Agreement, shall have both sole dominion and control over such Deposit Account (within the meaning of the common law) and "control" (within the meaning of Section 9-104 of the UCC) over such Deposit Account.

                    (ii) In addition to the foregoing, if any issuer of any Investment Related Property is located in a jurisdiction outside of the United States, each Grantor shall take such additional actions, including causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer's jurisdiction to insure the validity, perfection and priority of the security interest of the Secured Party. Upon the occurrence of an Event of Default, the Secured Party shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, the Secured Party shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

          4.5 Letter of Credit Rights.

               (a) Representations and Warranties. Each Grantor hereby represents and warrants that:

                    (i) all material letters of credit to which such Grantor has rights are listed on Schedule 4.5 (as such schedule may be amended or supplemented from time to time) hereto; and

                    (ii) it has obtained the consent of each issuer of any material letter of credit to the assignment of the proceeds of the letter of credit to the First Lien Collateral Agent or the Secured Party, as applicable, in accordance with the Intercreditor Agreement.

               (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any material letter of credit hereafter arising it shall obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the First Lien Collateral Agent or the Secured Party, as applicable, in accordance with the Intercreditor Agreement, and shall deliver to the Secured Party a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto.

          4.6 Commercial Tort Claims.

               (a) Representations and Warranties. Each Grantor hereby represents and warrants that Schedule 4.6 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor; and

               (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim hereafter arising it shall deliver to the Secured Party a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.


SECTION 5 ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL
GRANTORS

          5.1 Access; Right of Inspection. The Secured Party shall at all times have full and free access during normal business hours to all the books, correspondence and records of each Grantor, and the Secured Party and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Secured Party, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Secured Party and its representatives shall at all times also have the right to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

          5.2 Further Assurances.

               (a) Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

                    (i) file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

                    (ii) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending, including the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing;

                    (iii) at any reasonable time, upon request by the Secured Party, assemble the Collateral and allow inspection of the Collateral by the Secured Party, or persons designated by the Secured Party; and

                    (iv) at the Secured Party's request, appear in and defend any action or proceeding that may affect such Grantor's title to or the Secured Party's security interest in all or any part of the Collateral.

               (b) Each Grantor hereby authorizes the Secured Party to file a Record or Records, including financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Secured Party may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Secured Party herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Secured Party may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Secured Party herein, including describing such property as "all assets" or "all personal property, whether now owned or hereafter acquired." Each Grantor shall furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

          5.3 Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an "Additional Grantor"), by executing a Pledge Supplement. Upon delivery of any such Pledge Supplement to the Secured Party, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Secured Party not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder:

SECTION 6 SECURED PARTY APPOINTED ATTORNEY-IN-FACT

          6.1 Power of Attorney. Each Grantor hereby irrevocably appoints the Secured Party (such appointment being coupled with an interest) as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Secured Party or otherwise, from time to time in the Secured Party's discretion to take any action and to execute any instrument that the Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including the following:

               (a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Secured Party pursuant to the Credit Agreement;

               (b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

               (c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

               (d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral;

               (e) to prepare and file any UCC financing statements against such Grantor as debtor;

               (f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as assignor;

               (g) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including access to pay or discharge taxes or Liens (other than Liens permitted under Section 6.02 of the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Secured Party in its sole discretion, any such payments made by the Secured Party to become obligations of such Grantor to the Secured Party, due and payable immediately without demand;

               (h) upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party's option and such Grantor's expense, at any time or from time to time, all acts and things that the Secured Party deems reasonably necessary to realize upon the Collateral and the Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

               (i) to do, at the Secured Party's option and such Grantor's expense, at any time or from time to time, all acts and things that the Secured Party deems reasonably necessary to protect and preserve the Collateral and the Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

          6.2 No Duty on the Part of Secured Party or Lender Parties. The powers conferred on the Secured Party hereunder are solely to protect the interests of the Lender Parties in the Collateral and shall not impose any duty upon the Secured Party or any Lender Party to exercise any such powers. The Secured Party and the Lender Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7 REMEDIES

          7.1 Generally.

               (a) If any Event of Default shall have occurred and be continuing, the Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Secured Party on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

                    (i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party that is reasonably convenient to both parties;

                    (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

                    (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Secured Party deems appropriate; and

                    (iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable.

               (b) The Secured Party or any Lender Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Secured Party, as collateral agent for and representative of the Lender Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.

The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Secured Party to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Secured Party to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Secured Party hereunder.

               (c) The Secured Party may sell the Collateral without giving any warranties as to the Collateral. The Secured Party may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral.

               (d) The Secured Party shall have no obligation to marshall any of the Collateral.

          7.2 Application of Proceeds. Except as expressly provided elsewhere in this Agreement, the Credit Agreement or the Intercreditor Agreement all proceeds received by the Secured Party in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Secured Party against, the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Secured Party in connection therewith, and all amounts for which the Secured Party is entitled to indemnification hereunder (in its capacity as the Secured Party and not as a Lender) and all advances made by the Secured Party hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Secured Party in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Lenders and the Lender Counterparties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

          7.3 Sales on Credit. If Secured Party sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Secured Party and applied to indebtedness of the Purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Grantor shall be credited with proceeds of the sale.

          7.4 Deposit Accounts. If any Event of Default shall have occurred and be continuing, the Secured Party may, subject to the Intercreditor Agreement, apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Secured Party.

          7.5 Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Secured Party may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Secured Party determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Secured Party all such information as the Secured Party may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

          7.6 Intellectual Property.

               (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

                    (i) the Secured Party shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Secured Party or otherwise, in the Secured Party's sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Secured Party, do any and all lawful acts and execute any and all documents required by the Secured Party in aid of such enforcement and such Grantor-shall promptly, upon demand, reimburse and indemnify the Secured Party as provided in Section 9.06 of the Credit Agreement in connection with the exercise of its rights under this Section, and, to the extent that the Secured Party shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against-any Person so infringing as shall be necessary to prevent such infringement;

                    (ii) upon written demand from the Secured Party, each Grantor shall grant, assign, convey or otherwise transfer to the Secured Party an absolute assignment of all of such Grantor's right, title and interest in and to the Intellectual Property and shall execute and deliver to the Secured Party such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

                    (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Secured Party (or any Lender Party) receives Cash Proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

                    (iv) within five (5) Business Days after written notice from the Secured Party, each Grantor shall make available to the Secured Party, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of such Event of Default as the Secured Party may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Licenses, such persons to be available to perform their prior functions on the Secured Party's behalf and to be compensated by the Secured Party at such Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

                    (v) the Secured Party shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Secured Party, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

                         (1) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by
          Section 7.7 hereof; and

                         (2) Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

               (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing,
(ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Secured Party of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Secured Party shall promptly execute and deliver to such Grantor, at such Grantor's sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Secured Party as aforesaid, subject to any disposition thereof that may have been made by the Secured Party; provided, after giving effect to such reassignment, the Secured Party's security interest granted pursuant hereto, as well as all other rights and remedies of the Secured Party granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any Liens granted by or on behalf of the Secured Party and the Lender Parties.

               (c) Solely for the purpose of enabling the Secured Party to exercise rights and remedies under this Section 7.6 and at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Secured Party, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.

          7.7 Cash Proceeds. Subject to the terms of the Intercreditor Agreement, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, "Cash Proceeds") shall be held by such Grantor in trust for the Secured Party and shall be applied and paid as provided in Sections 2.11 and 2.12 of the Credit Agreement. Any Cash Proceeds received by the Secured Party (whether from a Grantor or otherwise):
(i) if no Event of Default shall have occurred and be continuing, shall be applied and paid as provided in Sections 2.11 and 2.12 of the Credit Agreement and (ii) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Secured Party, (A) be held by the Secured Party for the ratable benefit of the Lender Parties, as collateral security far the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Secured Party against the Secured Obligations then due and owing.

SECTION 8 AGENT

     The Secured Party has been appointed to act as secured party hereunder by Lenders and, by their acceptance of the benefits hereof, the other Lender Parties. The Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement, the Credit Agreement and the Intercreditor Agreement. In furtherance of the foregoing provisions of this Section, each Lender Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Lender Party that all rights and remedies hereunder may be exercised solely by the Secured Party for the benefit of Lenders and Lender Counterparties in accordance with the terms of this Section. Secured Party may resign at any time by giving thirty (30) days' prior written notice thereof to Lenders and the Grantors, and Secured Party may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Grantors and Secured Party signed by the Required Lenders. Upon any such notice of resignation or any such removal, Required Lenders shall have the right, upon five (5) Business Days' notice to the Grantors to appoint a successor Secured Party. Upon the acceptance of any appointment as Secured Party hereunder by a successor Secured Party, that successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under the terms of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereby also be deemed the successor Secured Party and such successor Secured Party shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, Securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Secured Party's resignation or removal hereunder as the Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Secured Party hereunder.

SECTION 9 CONTINUING SECURITY INTEREST; TRANSFER OF LOANS

     This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of the Commitments, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination the Secured Party shall, at Grantors' expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.

SECTION 10 STANDARD OF CARE; SECURED PARTY MAY PERFORM

     Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property. Neither the Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by each Grantor under Section 9.06 of the Credit Agreement.

SECTION 11 MISCELLANEOUS

     Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 9.01 of the Credit Agreement. No failure or delay on the part of the Secured Party in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement, the Second Lien Guaranty and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Secured Party and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Secured Party given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement, the Second Lien Guaranty and the other Loan Documents embody the entire agreement and understanding between Grantors and the Secured Party and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     Notwithstanding anything herein to the contrary, the lien and security interest granted to the Secured Party, for the benefit of the Lenders, pursuant to this Agreement and the exercise of any right or remedy by the Secured Party hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                  [Remainder of page intentionally left blank.]

                                        PACIFIC ENERGY RESOURCES LTD.,
                                        a Grantor


                                        By: /s/ Darren Katic
                                            ------------------------------------
                                            Name: Darren Katic
                                            Title: President


                                        PETROCAL ACQUISITION CORP.,
                                        a Grantor


                                        By: /s/ Darren Katic
                                            ------------------------------------
                                            Name: Darren Katic
                                            Title: President


                                        SAN PEDRO BAY PIPELINE COMPANY,
                                        a Grantor


                                        By: /s/ Darren Katic
                                            ------------------------------------
                                            Name: Darren Katic
                                            Title: President

          [Signature Page to Second Lien Pledge and Security Agreement]

                                        SILVER POINT FINANCE, LLC,
                                        as the Secured Party


                                        By: /s/ Richard Petrilli
                                            ------------------------------------
                                            Richard Petrilli
                                            Authorized Signatory

          [Signature Page to Second Lien Pledge and Security Agreement]